UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025
Cannae Holdings, Inc.
(Exact name of registrant as specified in its charter)

1-38300
(Commission File Number)

Nevada	82-1273460
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Address of Principal Executive Offices)

(702) 323-7330
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2025, Cannae Holdings, Inc. (the "Company") held its 2025 Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders approved the amendment of the Company’s Articles of Incorporation to declassify the Board of Directors (the "Declassification"). On December 15, 2025, the Company filed Amended and Restated Articles of Incorporation (the "Amended Charter") with the Nevada Secretary of State to effect the Declassification. The Board of Directors previously approved the adoption of Amended and Restated Bylaws (the "Amended Bylaws") to reflect the Declassification, subject to shareholder approval of the Declassification.

The Declassification will eliminate the classification of the Board of Directors over a three-year period starting in 2026 and result in the annual election of all directors beginning at our 2028 annual meeting of shareholders. At the 2026 annual meeting of shareholders, the Class III directors whose terms expire at such time will be elected to serve a one-year term. At the 2027 annual meeting of shareholders, the Class I directors whose terms expire at such time, as well as the former Class III directors, will be elected to serve a one-year term. At the 2028 annual meeting of shareholders and each annual meeting thereafter, all directors will be elected annually.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Charter and the Amended Bylaws, which are attached as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 30, 2025, the record date for the Annual Meeting, there were 49,965,406 shares of the Company’s common stock outstanding with each such share entitled to one vote. The holders of 44,900,862 shares (89.86%) of the Company’s common stock were present or represented by proxy during the Annual Meeting.

Set forth below are the matters voted upon at the Annual Meeting and the final voting results tabulated by the Company’s independent Inspector of Election, First Coast Results, Inc.

Proposal 1. Election of Board of Directors

Barry B. Moullet, James B. Stallings, Jr., Mona Aboelnaga, and Chérie L. Schaible were elected as directors of the Company for a three-year term expiring at the 2028 annual meeting of shareholders with the following vote:

	Votes For	Votes Withheld
Company's Nominees
Erika Meinhardt	15,503,321	29,265,153
Barry B. Moullet	25,304,705	19,463,599
James B. Stallings, Jr	26,063,777	18,704,265
Frank P. Willey	16,248,850	28,520,745
Carronade's Nominees
Mona Aboelnaga	27,934,508	16,466,379
Benjamin C. Duster, IV	20,514,429	23,888,769
Dennis A. Prieto	19,075,903	25,327,062
Chérie L. Schaible	26,938,446	17,464,114

Proposal 2. Advisory vote on the compensation of the Company's named executive officers

The proposal related to the advisory vote on the compensation of the Company’s named executive officers was rejected, with the following vote:

Votes For	Votes Against	Abstentions
21,467,005	23,109,186	230,509

Proposal 3. Ratification of Independent Accountants

The appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 was ratified, with the following vote:

Votes For	Votes Against	Abstentions
43,200,477	555,183	1,145,202

Proposal 4. Amendment to the Company's Articles of Incorporation

The amendment to the Company’s Articles of Incorporation to declassify the Company’s Board of Directors was approved, with the following vote:

Votes For	Votes Against	Abstentions
44,322,070	293,924	190,706

Proposal 5. Shareholder Proposal

The shareholder proposal to engage an investment banker was rejected, with the following vote:

Votes For	Votes Against	Abstentions
14,096,620	30,131,249	578,831

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of Cannae Holdings, Inc.
3.2	Amended and Restated Bylaws of Cannae Holdings, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannae Holdings, Inc.

Date:	December 15, 2025	By:	/s/ Michael L. Gravelle
		Name:	Michael L. Gravelle
		Title:	Executive Vice President, General Counsel, and Corporate Secretary